UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 10, 2024

CEA INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41266	27-3911608
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 993-5271

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	CEAD	Nasdaq Capital Market
Warrants to purchase Common Stock	CEADW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 9, 2024, CEA Industries Inc. (the “Company”) received a notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Nasdaq’s Listings Qualifications Staff (the “Listings Qualifications Staff”) will be delisting the shares of common stock and common stock warrants from Nasdaq at the opening of business on April 18, 2024, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

As previously disclosed, on April 10, 2023 the Company received a notice from the Listings Qualifications Staff that, based upon the closing bid price of the Company’s common stock for the 30 consecutive business day period between February 24, 2023, through April 6, 2023, the Company did not meet the minimum bid price of $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2). The notice indicated that the Company may submit an update to its existing plan to regain compliance with the Listing Rule no later than October 9, 2023, and, following receipt of the update, Nasdaq would consider granting an extension of 180 calendar days to regain compliance. On October 11, 2023, Nasdaq formally determined to grant the Company a second 180-day compliance period, which allowed the Company until April 7, 2024, to satisfy the Listing Rule 5550(a)(2) deficiency. During that time, the Company was unable to satisfy the Listing Rule 5550(a)(2) deficiency.

Beginning April 18, 2024, the Company’s shares and common stock warrants will trade on the over-the-counter market’s Pink Sheets, under the tickers “CEA” and “CEADW.” At the current time, the Company does not intend to apply for its securities to be traded on either of the OTCQX or OTCQB tiers of the over-the-counter market.

Strategic Alternatives Update

The Company continues to evaluate merger and acquisition opportunities and other alternatives for the future of the Company. As part of that evaluative process, the Company is also considering the legal procedure and practical steps for dissolving the Company, which would include a distribution of cash assets after creditors and other corporate obligations have been accounted for and satisfied. For any plan of dissolution, management and the board of directors will need to formulate and adopt a plan of dissolution. Certain transaction opportunities, depending on their structure, and any plan of dissolution will require shareholder approval through a proxy solicitation process.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2024	CEA INDUSTRIES INC.

	By	/s/ Anthony K. McDonald
Anthony K. McDonald
President and Chief Executive Officer